Exhibit 99.1

Contact Information

Investor Relations:

Steven Horwitz

OmniVision Technologies, Inc.

Ph: 408.542.3263

OMNIVISION REPORTS FINANCIAL RESULTS FOR

THIRD QUARTER OF FISCAL 2008

~ Revenue of $224.9 Million ~

~ Diluted GAAP EPS of $0.40 and Record Diluted

Non-GAAP EPS of $0.55 ~

Sunnyvale, California, February 28, 2008 — OmniVision Technologies, Inc. (Nasdaq: OVTI), a leading supplier of CMOS image sensors, today reported financial results for the fiscal third quarter ended January 31, 2008.

Revenue for the third quarter of fiscal 2008 was $224.9 million, compared to $232.6 million in the second quarter of fiscal 2008, and $134.4 million in the third quarter of fiscal 2007. GAAP net income in the third quarter of fiscal 2008, which includes stock-based compensation expense and the related tax effects under FAS 123(R), was $22.5 million, or $0.40 per diluted share, compared to $20.5 million, or $0.36 per diluted share, in the second quarter of fiscal 2008, and $4.1 million, or $0.07 per diluted share in the third quarter of fiscal 2007.

Non-GAAP net income in the third quarter of fiscal 2008, which excludes stock-based compensation expense and the related tax effects under FAS 123(R), was $31.1 million and non-GAAP earnings were $0.55 per diluted share. Non-GAAP net income in the third quarter of fiscal 2007, which excludes stock-based compensation expense and the related tax effects under FAS 123(R), was $11.1 million and non-GAAP earnings were $0.20 per diluted share. Refer to the attached schedule for a reconciliation of GAAP net income to non-GAAP net income for the three and nine months ended January 31, 2008 and 2007.

Gross margin for the third quarter of fiscal 2008 was 27.1%, compared to 25.2% for the second quarter of fiscal 2008. The increase in gross margin resulted primarily from production yield improvements.

The Company ended the period with cash, cash equivalents and short-term investments totaling $363.3 million, an increase of $39.4 million from the previous quarter. The increase reflects strong cash flow from operations during the quarter.

“Our third quarter performance was solid as we approached our seasonally slow period of the year,” said Shaw Hong, OmniVision’s president and chief executive officer. “Our strong design win activity with new products across all resolutions gives us confidence in our ability to grow revenues and gain share in the second half of the calendar year and beyond,” Mr. Hong concluded.

Outlook

Based on current trends, the Company expects fiscal fourth quarter 2008 revenues will be in the range of $170 million to $190 million and earnings will be between $0.15 and $0.28 per share on a diluted basis. Excluding the estimated expense and related tax effects associated with stock-based compensation in accordance with FAS 123(R), the Company expects its non-GAAP net income will be in the range of $0.27 per diluted share to $0.40 per diluted share. Refer to the table below for a reconciliation of GAAP to non-GAAP net income.

Conference Call

OmniVision Technologies will host a conference call today at 2:00 p.m. Pacific Time to discuss further these results. This conference call can be accessed via a webcast at www.ovt.com. The call may also be accessed by dialing 888-396-2288 or 617-847-8708 and indicating passcode 27290252.

A replay of the call will remain available at www.ovt.com for approximately twelve months. A replay of the call will also be available for 48 hours beginning approximately one hour after the call. To access the replay, dial 888-286-8010 or 617-801-6888 and enter passcode 61184792.

About OmniVision

OmniVision Technologies, Inc. designs and markets high-performance semiconductor image sensors. Its OmniPixel®, OmniPixel2™, OmniPixel3™, OmniPixel3-HS™  and CameraChip™ products are highly integrated single-chip CMOS image sensors for mass-market consumer and commercial applications such as mobile phones, digital still cameras, security and surveillance systems, interactive video games, PCs and automotive imaging systems. Additional information is available at www.ovt.com.

Safe Harbor Statement

Certain statements in this press release, including statements relating to the Company’s expectations regarding (i) our ability to grow revenues and gain share in the future based upon design win activity and (ii) revenues and earnings per share for the quarter ending April 30, 2008 are forward-looking statements. These forward-looking statements are based on management’s current expectations, and certain factors could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, competition in current and emerging markets for image sensor products, including pricing pressures that could result from competition; the Company’s ability to obtain design wins from various image sensor device manufacturers including manufacturers of mobile phone, laptops and PCs, digital still cameras and automobile manufacturers; the market acceptance of products into which our products are designed; wafer manufacturing yields and other manufacturing processes; the Company’s ability to accurately forecast customer demand for its products; the development, production, introduction and marketing of new products and technology; the potential loss of one or more key customers or distributors; the continued growth and development of current markets and the emergence of new markets in which the Company sells, or may sell, its products; the acceptance of the Company’s products in such current and new markets; the Company’s strategic investments and relationships, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings and reports, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q. The Company expressly disclaims any obligation to update information contained in any forward-looking statement.

Use of Non-GAAP Financial Information

To supplement the reader’s overall understanding both of its reported results presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and its outlook, the Company also presents non-GAAP measures of net income and earnings per share which are adjusted from results based on GAAP. In particular, the Company excludes stock-based compensation expense under FAS 123(R), one-time litigation settlement expense, and the related tax effects. The non-GAAP financial measures which the Company discloses also exclude the effects of FAS 123(R) on the number of diluted common shares used in calculating non-GAAP diluted earnings per share. The Company provides these non-GAAP financial measures to enhance an investor’s overall understanding of its current financial performance and to assess its prospects for the future. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company’s business. The economic basis for the Company’s decision to use non-GAAP financial measures is that the adjustments to net income did not reflect the on-going relative strength of its performance. The Company’s objective is to minimize any confusion in the financial markets by providing non-GAAP net income and non-GAAP earnings per share measurements and disclosing the related components. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP statements.

The Company uses non-GAAP financial measures for internal management purposes to conduct and evaluate its business, when publicly providing its business outlook and to facilitate period-to-period comparisons. The Company views non-GAAP net income per share as a primary indicator of the profitability of its underlying business. In addition, because stock-based compensation is a non-cash expense and is offset in full by a credit to paid-in capital, it has no effect on total stockholders’ equity. A material limitation associated with the use of these measures as compared to the related GAAP measures is that the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Other than share-based compensation, these differences may cause the Company’s non-GAAP measures to not be directly comparable to other companies’ non-GAAP measures. Although these non-GAAP financial measures adjust cost, expenses and diluted share items to exclude the accounting treatment of share-based compensation, they should not be viewed as a non-GAAP presentation reflecting the elimination of the underlying share-based compensation programs. Thus, the Company’s non-GAAP presentations are not intended to present, and should not be used, as a basis for assessing what its operating results might be if it were to eliminate its share-based compensation programs. The Company compensates for these limitations by providing full disclosure of the net income and earnings per share on a basis prepared in accordance with GAAP to enable investors to consider net income and earnings per share determined under GAAP as well as on an adjusted basis, and perform their own analysis, as appropriate. As a result of the foregoing limitations, the Company does not use nor does the Company intend to use the non-GAAP financial measures when assessing the Company’s performance against that of other companies.

Estimating stock-based compensation expense and the related tax effects for a future period is subject to inherent risks and uncertainties, including but not limited to the price of the Company’s stock and the number of option exercises and sales during the quarter.

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GUIDANCE FOR GAAP EARNINGS PER SHARE

TO PROJECTED NON-GAAP EARNINGS PER SHARE

(unaudited)

	Three Months Ending April 30, 2008
	GAAP Range of Estimates				Non-GAAP Range of Estimates
	From	To	Adjustment		From	To
Earnings per share	$0.15	$0.28	$0.12	(1)	$0.27	$0.40

                        (1)          Reflects estimated adjustment for expense and related tax effects associated with stock-based compensation in accordance with FAS123(R).

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	January 31,	April 30,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$275,508	$190,878
Short-term investments	87,794	114,432
Accounts receivable, net of allowances for doubtful accounts and sales returns	91,586	65,666
Inventories	121,669	119,663
Deferred income taxes	3,419	3,356
Prepaid expenses and other current assets	7,548	8,717
Recoverable insurance proceeds	—	13,000
Total current assets	587,524	515,712
Property, plant and equipment, net	85,537	64,363
Long-term investments	83,587	67,281
Goodwill	7,541	7,541
Intangibles, net	15,569	20,493
Other long-term assets	14,107	12,669
Total assets	$793,865	$688,059

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$85,052	$56,290
Accrued expenses and other current liabilities	15,326	17,524
Litigation settlement accrual	—	13,750
Income taxes payable	5,624	61,617
Deferred income	10,211	8,873
Current portion of long-term debt	665	631
Total current liabilities	116,878	158,685
Long-term liabilities:
Long-term income taxes payable(1)	69,300	—
Non-current portion of long-term debt	27,083	27,576
Other long-term liabilities	7,125	6,998
Total long-term liabilities	103,508	34,574
Total liabilities	220,386	193,259

Minority interest	4,520	4,344

Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 61,893 issued and 55,352 outstanding at January 31, 2008 and 60,811 shares issued and 54,941 outstanding at April 30, 2007, respectively	62	61
Additional paid-in capital	366,852	329,012
Accumulated other comprehensive income	1,344	867
Treasury stock, 6,541 and 5,870 at January 31, 2008 and April 30, 2007, respectively	(91,026)	(79,568)
Retained earnings	291,727	240,084
Total stockholders’ equity	568,959	490,456
Total liabilities, minority interest and stockholders’ equity	$793,865	$688,059

(1)     On May 1, 2007, the Company adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes.” Accordingly, as of May 1, 2007, the Company recorded an additional $4.3 million in overall income tax liabilities and reclassified certain tax liabilities totaling $64.3 million to “Long-term income taxes payable.”

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2008	2007	2008	2007
Revenues	$224,921	$134,381	$630,677	$408,912
Cost of revenues	163,937	100,892	470,461	280,148
Gross profit	60,984	33,489	160,216	128,764

Operating expenses:
Research, development and related	20,124	16,521	57,728	52,020
Selling, general and administrative	15,566	16,627	46,518	44,852
Litigation settlement	—	—	—	3,300
Total operating expenses	35,690	33,148	104,246	100,172

Income from operations	25,294	341	55,970	28,592
Interest income, net	3,397	4,195	10,083	10,964
Other income (expense), net	(1,040)	(756)	(1,118)	890
Income before income taxes and minority interest	27,651	3,780	64,935	40,446

Provision for (benefit from) income taxes	5,138	(1,338)	8,929	9,193
Minority interest	50	988	56	5,827
Net income	$22,463	$4,130	$55,950	$25,426

Net income per share:
Basic	$0.41	$0.08	$1.02	$0.47
Diluted	$0.40	$0.07	$1.01	$0.46

Shares used in computing net income per share:
Basic	55,386	54,872	55,041	54,631
Diluted	55,827	55,885	55,583	55,509

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2008	2007	2008	2007
GAAP net income	$22,463	$4,130	$55,950	$25,426
Add:
Stock-based compensation in cost of revenues	936	968	2,858	2,921
Stock-based compensation in research, development and related expenses	3,607	3,027	9,302	9,683
Stock-based compensation in selling, general and administrative expenses	3,099	3,612	9,468	10,280

(Increase) decrease in provision for income taxes without the effect of stock-based compensation	990	(590)	2,419	(1,512)
Non-GAAP net income after adjustment for stock-based compensation	31,095	11,147	79,997	46,798
Add:
Litigation settlement expense	—	—	—	3,300
Less:
Provision for income taxes without the effect of litigation settlement expense	—	—	—	(1,155)
Non-GAAP net income	$31,095	$11,147	$79,997	$48,943

Diluted non-GAAP net income per share	$0.55	$0.20	$1.41	$0.87

Shares used in computing diluted non-GAAP net income per share	56,491	55,742	56,675	56,230